Exhibit 16.1

Tel: 717-233-8800 Fax: 717-233-8801 www.bdo.com	945 E. Park Drive, Suite 103 Harrisburg, PA 17111

May 14, 2019

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Commission:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on May 10, 2019, to be filed by our former client, Juniata Valley Financial Corp. We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,

BDO USA, LLP

Harrisburg, PA